SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 22, 2004


                                Banner Corporation
                                ------------------
             (Exact name of registrant as specified in its charter)


         Washington                 0-26584                91-1691604
----------------------------     ------------            -----------------
State or other jurisdiction       Commission              (I.R.S. Employer
of incorporation                  File Number            Identification No.)

10 S. First Avenue, Walla Walla, Washington                    99362
-------------------------------------------                  ---------
(Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number (including area code)  (509) 527-3636


                                  Not Applicable
                                  --------------
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     99.1 Press Release of Banner Corporation dated April 22, 2004.

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On April 22, 2004, Banner Corporation issued its earnings release for the first quarter ended March 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      BANNER CORPORATION


DATE: April 22, 2004                  By:/s/D. Michael Jones
                                         --------------------------
                                         D. Michael Jones
                                         President and Chief Executive Officer

                                  Exhibit 99.1

                                                Contact:   D. Michael Jones,
                                                           President and CEO
                                                           Lloyd W. Baker, CFO
                                                           (509) 527-3636

                                                           News Release
==============================================================================

           BANNER CORPORATION FIRST QUARTER NET INCOME INCREASES
              27% TO $4.4 MILLION AS NET INTEREST MARGIN AND
                      KEY LOAN QUALITY RATIOS IMPROVE

Walla Walla, WA - April 22, 2004 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported improved net interest margin contributed to an increase in net income for the first quarter ended March 31, 2004, compared to the first quarter a year ago. For the first quarter of 2004, the Company's net income increased 27% to $4.4 million, or $0.38 per diluted share, compared to $3.4 million, or $0.31 per diluted share, for the first quarter of 2003.

"We experienced continued improvement in our net interest margin during the first three months of 2004, as our cost of funds declined and earning assets increased. In addition, we expanded our franchise significantly during the quarter, opening four new branches and three new loan offices in key markets," said D. Michael Jones, President and Chief Executive Officer. "We have also made significant improvements in loan quality from the fourth quarter of 2003 and over the last 12 months. The ratio of net charge-offs to average loans outstanding was 0.04% for the current quarter, compared to 0.09% in the fourth quarter and 0.20% in the first quarter a year ago."

Credit Quality

Non-performing assets were $29.6 million, or 1.09% of total assets, at March 31, 2004, a 30% reduction from $42.4 million, or 1.76% of total assets, at March 31, 2003. The loan loss provision for the first quarter was $1.5 million, a slight increase from the provision in the fourth quarter as a result of substantial loan growth, and a 36% reduction from the $2.3 million provision for the first quarter a year ago. At March 31, 2004, the allowance for loan losses totaled $26.9 million, representing 1.50% of total loans outstanding, compared to $26.1 million, or 1.51% of total loans, at December 31, 2003, and $25.6 million, or 1.61% of total loans, at March 31, 2003.

Income Statement Review

Banner's net interest margin increased 13 basis points to 3.70% for the quarter ended March 31, 2004, compared to 3.57% for the prior quarter, and increased four basis points from 3.66% in the first quarter of 2003. "The continued decline in funding costs, as well as growth in earning assets, has contributed to this expansion in our net interest margin," said Jones. "While recent increases in market interest rates may limit further declines in funding costs, we expect continued loan growth to improve net interest income in future periods."

For the quarter, net interest income before the provision for loan losses increased 17% to $22.7 million, compared to $19.4 million in the first quarter of 2003. Revenues (net interest income before the provision for loan losses plus other operating income) for the first quarter of 2004 increased 9% to $26.5 million, compared to $24.2 million for the same quarter of 2003.

"Income from fees and service charges increased 11% from the first quarter of 2003 as new deposit accounts and balances both increased. At the same time, mortgage banking operations remained about level with the fourth quarter, although down from the first quarter a year ago. We believe we are at a relatively sustainable level of activity for this division, although it is somewhat dependent upon what happens with interest rates in the future," said Jones. For the quarter, income from mortgage banking operations, including loan servicing fees, was $1.5 million, compared to $2.6 million for the first quarter of 2003. Deposit fees and other service charges increased to $1.8 million, compared to $1.7 million for the same quarter of 2003. Total other operating income for the quarter was $3.8 million, compared to $4.8 million for the same quarter last year.

                                   (more)

BANR - First Quarter Results
April 22, 2004
Page 2

"We have expanded into the Idaho market with new branches in Boise and Twin Falls. In addition, we have added to our Portland, Oregon-area presence with a new branch in the rapidly growing community of Tanasbourne, located in Hillsboro, the heart of Oregon's Silicon Forest. We opened another branch in our hometown of Walla Walla, Washington, and three loan offices in the cities of Burlington, Seattle and Federal Way, Washington. This franchise expansion has already started adding to our balance sheet, with new loans and deposits. While these new locations will increase our overhead expense, we expect that the branches will break even in 14 to 18 months," said Jones. Other operating expense was $18.8 million for the quarter ended March 31, 2004, compared to $17.7 million for the fourth quarter of 2003 and $17.1 million for the first quarter of 2003. The ratio of other operating expense to average assets was 2.88% for the first quarter, compared to 2.75% for the fourth quarter of 2003 and 3.00% for the first quarter of 2003.

Balance Sheet Review

"Our loan portfolio continued to grow at a double digit rate during the quarter," said Jones. "Commercial and multifamily real estate, construction and land development loans have increased 23% from a year ago and now account for 55% of the loan portfolio, compared to 50% of the portfolio at March 31, 2003. Commercial business and agricultural lending has increased 14% over the past twelve months and now represents 26% of the total portfolio." Net loans grew 13%, to $1.8 billion at March 31, 2004, from $1.6 billion a year ago.

Assets increased 12%, to $2.7 billion at March 31, 2004, compared to $2.4 billion a year earlier. Deposits grew 8%, to $1.7 billion, compared to $1.6 billion at March 31, 2003, while the cost of deposits declined nine basis points compared to the fourth quarter of 2003 and was 50 basis points lower than a year earlier. Book value per share increased to $18.81 at March 31, 2004, from $17.77 per share a year earlier. Tangible book value totaled $15.53 per share at March 31, 2004, compared to $14.38 a year earlier.

The Company also completed the issuance of an additional $15 million in trust preferred securities during the quarter. "We continue to believe trust preferred securities are a cost effective way to augment our capital structure to support our growth plans," said Jones.

On December 18, 2003, the Company announced a 7% increase in its quarterly cash dividend to $0.16 per share. The most recent dividend was paid April 9, 2004, to shareholders of record on March 31, 2004.

Conference Call

The Company will host a conference call today, Thursday, April 22, 2004, at 8:00 a.m. PDT, to discuss the first quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 576707 until Thursday, April 29, 2004 or via the Internet at www.fulldisclosure.com through May 6, 2004.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank which operates a total of 46 branch offices and 12 loan offices in 23 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

                             (tables follow)

BANR - First Quarter Results
April 22, 2004
Page 3

RESULTS OF OPERATIONS
---------------------
(In thousands except share and per share data)
                                             Quarters Ended
                              ------------    ------------    ------------
                              Mar 31, 2004    Dec 31, 2003    Mar 31, 2003
                              ------------    ------------    ------------
INTEREST INCOME:
  Loans receivable             $  29,019       $  28,711        $ 28,844
  Mortgage-backed securities       4,527           3,857           3,052
  Securities and cash
   equivalents                     3,081           3,221           2,822
                               ---------       ---------        --------
                                  36,627          35,789          34,718

INTEREST EXPENSE:
  Deposits                         7,864           8,373           8,871
  Federal Home Loan Bank
   advances                        5,125           5,056           5,700
  Junior subordinated deben-
   tures/trust preferred
   securities                        692             674             567
  Other borrowings                   237             226             172
                               ---------       ---------        --------
                                  13,918          14,329          15,310
                               ---------       ---------        --------
    Net interest income
     before provision for
     loan losses                  22,709          21,460          19,408

PROVISION FOR LOAN LOSSES          1,450           1,400           2,250
                               ---------       ---------        --------

    Net interest income           21,259          20,060          17,158

OTHER OPERATING INCOME:
  Loan servicing fees                266             368             530
  Other fees and service
   charges                         1,843           1,832           1,658
  Mortgage banking operations      1,252           1,217           2,062
  Gain (loss) on sale of
   securities                         11              45               3
  Miscellaneous                      444             379             565
                               ---------       ---------        --------
    Total other operating
     income                        3,816           3,841           4,818

OTHER OPERATING EXPENSE:
  Salary and employee
   benefits                       12,103          11,737          11,211
  Less capitalized loan
   origination costs              (1,487)         (1,618)         (1,575)
  Occupancy and equipment          2,487           2,407           2,372
  Information/computer
   data services                   1,026             896             838
  Professional services              915             784             430
  Advertising                      1,108             788             866
  Miscellaneous                    2,676           2,682           2,915
                               ---------       ---------        --------
    Total other operating
     expense                      18,828          17,676          17,057
                               ---------       ---------        --------
    Income before provision
     for income taxes              6,247           6,225           4,919

PROVISION FOR INCOME TAXES         1,884           1,821           1,490
                               ---------       ---------        --------

NET INCOME                     $   4,363       $   4,404        $  3,429
                               =========       =========        ========

Earnings per share
  Basic                        $    0.39       $    0.40        $   0.32
  Diluted                      $    0.38       $    0.39        $   0.31
Cumulative dividends declared
 per common share              $    0.16       $    0.16        $   0.15
Weighted average shares
 outstanding
  Basic                       11,051,187      10,885,611      10,786,474
  Diluted                     11,634,105      11,423,747      11,040,425
Shares repurchased during
 the period                        7,729          14,931             - -

                                    (more)

BANR - First Quarter Results
April 22, 2004
Page 4

FINANCIAL  CONDITION
--------------------
(In thousands except share
  and per share data)
                           Mar 31, 2004      Dec 31, 2003      Mar 31, 2003
                           -----------       -----------       -----------
ASSETS
------
Cash and due from banks    $    61,894       $    77,298       $   126,396
Securities available for
 sale                          693,257           674,942           567,592
Securities held to maturity     31,498            27,232            11,469
Federal Home Loan Bank stock    35,038            34,693            33,378
Loans receivable:
  Held for sale                 12,100            15,912            47,213
  Held for portfolio         1,784,482         1,711,013         1,543,325
  Allowance for loan
   losses                      (26,885)          (26,060)          (25,551)
                           -----------       -----------       -----------
                             1,769,697         1,700,865         1,564,987

Accrued interest receivable     13,889            13,410            13,775
Real estate owned held
 for sale, net                   2,077             2,967             5,183
Property and equipment, net     24,779            22,818            20,629
Goodwill and other
 intangibles, net               36,477            36,513            36,664
Deferred income tax asset,
 net                             1,335             1,941             1,658
Bank-owned life insurance       34,143            33,669            32,260
Other assets                     8,901             8,965             3,863
                           -----------       -----------       -----------
                           $ 2,712,985       $ 2,635,313       $ 2,417,854
                           ===========       ===========       ===========

LIABILITIES
-----------
Deposits:
  Non-interest-bearing     $   203,695       $   205,656       $   192,287
  Interest-bearing           1,546,195         1,465,284         1,422,060
                           -----------       -----------       -----------
                             1,749,890         1,670,940         1,614,347

Borrowings:
  Advances from Federal
   Home Loan Bank              585,158           612,552           511,452
  Junior subordinated
   debentures                   72,168            56,703               - -
  Trust preferred
   securities                      - -               - -            40,000
  Other borrowings              74,445            69,444            41,400
                           -----------       -----------       -----------
                               731,771           738,699           592,852
Accrued expenses and
 other liabilities              16,538            18,444            14,623
Deferred compensation            4,500             4,252             3,601
Income taxes payable               751               178                --
                           -----------       -----------       -----------
                             2,503,450         2,432,513         2,225,423

STOCKHOLDERS' EQUITY
--------------------
Common stock                   124,730           123,375           121,119
Retained earnings               82,801            80,286            72,545
Accumulated other
 comprehensive income            6,062             3,191             3,576
Unearned shares of common
 stock issued to Employee
 Stock Ownership Plan (ESOP)
 trust: at cost                 (3,628)           (3,589)           (4,264)
Net carrying value of stock
 related deferred compen-
 sation plans                     (430)             (463)             (545)
                           -----------       -----------       -----------
                               209,535           202,800           192,431
                           -----------       -----------       -----------
                           $ 2,712,985       $ 2,635,313       $ 2,417,854
                           ===========       ===========       ===========

Shares Issued:
Shares outstanding at end
 of period                  11,578,934        11,473,331        11,347,571
   Less unearned ESOP
    shares at end of
    period                     438,985           434,299           515,707
                           -----------       -----------       -----------
Shares outstanding at end
 of period excluding
 unearned ESOP shares       11,139,949        11,039,032        10,831,864
                           ===========       ===========       ===========
Book value per share (1)   $     18.81       $     18.37       $     17.77
Tangible book value per
 share (1)                 $     15.53       $     15.06       $     14.38
Consolidated Tier 1
 leverage capital ratio           9.07%             8.73%             8.48%

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

                                      (more)

BANR - First Quarter Results
April 22, 2004
Page 5

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans       Mar 31, 2004      Dec 31, 2003      Mar 31, 2003
----------------------       -----------       -----------       -----------
held for sale):
--------------
Secured by real estate:
 One- to four-family          $  279,497        $  275,197        $  323,495
 Consumer secured by one
  to four-family                  32,600            31,277            25,004
                              ----------        ----------        ----------
   Total one to four-family      312,097           306,474           348,499
 Commercial                      488,137           455,964           384,589
 Multifamily                      92,687            89,072            68,494
 Construction and land           407,561           398,954           347,956
 Commercial business             321,979           321,671           301,418
 Agricultural business
  including secured
  by farmland                    138,501           118,903           102,737
 Consumer                         35,620            35,887            36,845
                              ----------        ----------        ----------
   Total loans outstanding    $1,796,582        $1,726,925        $1,590,538
                              ==========        ==========        ==========

NON-PERFORMING ASSETS:       Mar 31, 2004      Dec 31, 2003      Mar 31, 2003
---------------------        -----------       -----------       -----------

Loans on non-accrual status   $   26,686        $   28,010        $   36,834
Loans more than 90 days
 delinquent, still on accrual        766               421               290
                              ----------        ----------        ----------
Total non-performing loans        27,452            28,431            37,124
Real estate owned (REO)/
 Repossessed assets                2,166             3,132             5,319
                              ----------        ----------        ----------
   Total non-performing
     assets                   $   29,618        $   31,563        $   42,443
                              ==========        ==========        ==========

Total non-performing
 assets/Total assets                1.09%             1.20%             1.76%

                                               Quarters Ended
                             ------------------------------------------------
                             Mar 31, 2004      Dec 31, 2003      Mar 31, 2003
                             -----------       -----------       -----------
CHANGE IN THE
ALLOWANCE FOR LOAN LOSSES:
-------------------------
Balance, beginning of
 period                       $   26,060        $   26,161       $   26,539

Provision                          1,450             1,400            2,250

Recoveries of loans previously
 charged off:                        151               155              110

Loans charged-off:                  (776)           (1,656)          (3,348)

                              ----------        ----------       ----------

  Net (charge-offs)
    recoveries                      (625)           (1,501)          (3,238)
                              ----------        ----------       ----------

Balance at end of period      $   26,885        $   26,060       $   25,551
                              ==========        ==========       ==========

Net charge-offs/Average
 loans outstanding                 0.04%             0.09%            0.20%

Allowance for loan
 losses/Total loans
 outstanding                       1.50%             1.51%            1.61%

                                      (more)

BANR - First Quarter Results
April 22, 2004
Page 6

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates/Ratios Annualized)
                                             Quarters Ended
                            ------------------------------------------------
OPERATING PERFORMANCE:      Mar 31, 2004      Dec 31, 2003      Mar 31, 2003
---------------------       -----------       -----------       -----------

Average loans               $ 1,750,998       $ 1,701,335       $ 1,582,231
Average securities and
 deposits                       716,046           685,836           565,400
Average non-interest-
 earning assets                 163,435           167,042           157,412
                            -----------       -----------       -----------
  Total average assets      $ 2,630,479       $ 2,554,213       $ 2,305,043
                            ===========       ===========       ===========

Average deposits            $ 1,670,509       $ 1,678,097       $ 1,506,427
Average borrowings              732,789           654,057           588,517
Average non-interest-
 earning liabilities             19,467            22,407            17,120
                            -----------       -----------       -----------
   Total average
    liabilities               2,422,765         2,354,561         2,112,064
Total average stockholders'
 equity                         207,714           199,652           192,979
                            -----------       -----------       -----------
   Total average
    liabilities
    and equity              $ 2,630,479       $ 2,554,213       $ 2,305,043
                            ===========       ===========       ===========

Interest rate yield
 on loans                          6.67%             6.70%             7.39%
Interest rate yield on
  securities and
  deposits                         4.27%             4.09%             4.21%
                            -----------       -----------       -----------
   Interest rate yield
    on interest-
    earning assets                 5.97%             5.95%             6.56%
                            -----------       -----------       -----------
Interest rate expense
 on deposits                       1.89%             1.98%             2.39%
Interest rate expense
 on borrowings                     3.32%             3.61%             4.44%
                            -----------       -----------       -----------
   Interest rate expense
    on interest-bearing
    liabilities                    2.33%             2.44%             2.96%
                            -----------       -----------       -----------
Interest rate spread               3.64%             3.51%             3.60%
                            ===========       ===========       ===========
Net interest margin                3.70%             3.57%             3.66%
                            ===========       ===========       ===========
Other operating income/
 Average assets                    0.58%             0.60%             0.85%
Other operating expense/
 Average assets                    2.88%             2.75%             3.00%
Efficiency ratio (other
 operating expense/revenue)       70.98%            69.86%            70.41%
Return on average assets           0.67%             0.68%             0.60%
Return on average equity           8.45%             8.75%             7.21%
Average equity/Average
 assets                            7.90%             7.82%             8.37%

                                    # # #

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